UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2009
AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One East Fourth Street, Cincinnati, OH	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 513-579-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On June 10, 2009, American Financial Group, Inc. (the “Registrant”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Registrant and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Representatives of the several underwriters, relating to the issuance and sale of $350,000,000 aggregate principal amount of the Registrant’s 9-7/8% Senior Notes due 2019 (the “Notes”). The Notes will be issued under an Indenture dated as of November 12, 1997 between the Registrant and U.S. Bank National Association, as Trustee (the “Original Indenture”), as supplemented by the Supplemental Indenture dated as of December 3, 1997 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of February 3, 2004 (the “Second Supplemental Indenture”) and as proposed to be further supplemented by a Third Supplemental Indenture to be dated as of June 17, 2009 (the “Third Supplemental Indenture,” and with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”). The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a registration statement on Form S-3 (File No. 333-157649) previously filed with the Securities and Exchange Commission under the Act.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.
1	Purchase Agreement dated as of June 10, 2009 among the Registrant and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Representatives of the several underwriters

4.1	Form of Third Supplemental Indenture between the Registrant and U.S. Bank National Association, as Trustee

4.2	Form of 9-7/8% Senior Notes due 2019 (incorporated by reference to Exhibit A to Exhibit 4.1)

5	Opinion of Keating Muething & Klekamp PLL

8	Opinion of Keating Muething & Klekamp PLL Regarding Tax Matters

23.1	Consents of Keating Muething & Klekamp PLL (included in Exhibit 5 and Exhibit 8)

23.2	Consent of Ernst & Young LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.
Date: June 12, 2009	By:	/s/ Karl J. Grafe
Karl J. Grafe
Vice President

3